SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐    Preliminary Proxy Statement

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☐    Definitive Proxy Statement

☒   Definitive Additional Materials

☐    Soliciting Material under §240.14a-12

Heritage Oaks Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐    Fee paid previously with preliminary materials.

☐            Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Effective May 12, 2015, Michael J. Morris resigned as a member of the following Committees of the Board of Directors of Heritage Oaks Bancorp:  Compensation Committee and Nominating and Governance Committee.  Mr. Morris will continue to serve on the Company’s Board of Directors and is standing for re-election at the Company’s annual meeting of shareholders, which is scheduled to be held on May 27, 2015.

No other changes are being made to the membership of any of the committees of the Company’s Board of Directors.